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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE, 2000
DISTRIBUTION DATE: 7/20/2000


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

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

                                                                                                             Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                               Certificate Amount
                                                                                                               ------------------
      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                               $8,818,241.65         $13.421585
                Class B Amount                                                                 $415,519.25         $13.421585

     (ii)   Interest Distribution
            ---------------------
                Class A Amount                                                                 $546,127.46          $0.831220
                Class B Amount                                                                  $25,733.76          $0.831220

    (iii)   Monthly Servicing Fee                                                               $94,522.51          $0.137392
            ---------------------                                                            -------------
                Monthly Supplemental Servicing Fee                                                   $0.00          $0.000000
                Class A Percentage of the Servicing Fee                                         $90,269.00          $0.137392
                Class A Percentage of the Supplemental Servicing Fee                                 $0.00          $0.000000
                Class B Percentage of the Servicing Fee                                          $4,253.51          $0.137392
                Class B Percentage of the Supplemental Servicing Fee                                 $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                            $99,504,559.35
            Class A Pool Factor (end of Collection Period)                                       15.144843%
            Class B Principal Balance (end of Collection Period)                             $4,688,696.66
            Class B Pool Factor (end of Collection Period)                                       15.144843%

      (v)   Pool Balance (end of Collection Period)                                        $104,193,256.01

     (vi)   Class A Interest Carryover Shortfall                                                     $0.00
            Class A Principal Carryover Shortfall                                                    $0.00
            Class B Interest Carryover Shortfall                                                     $0.00
            Class B Principal Carryover Shortfall                                                    $0.00

    (vii)     Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                                  $0.00            $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                               $6,999,216.09
                Class B Amount                                                                       $0.00

     (ix)       Aggregate Purchase Amount of Receivables repurchased by the
                         Seller or the Servicer                                                      $0.00

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